Exhibit 99.1

Ascent Solar Technologies Secures $50m Equity-based Financing

THORNTON, Colo. – December 20, 2022 – Ascent Solar Technologies, Inc. (NASDAQ: ASTI) (“ASTI” or the “Company”) – ASTI, the leading U.S. innovator in the design and manufacture of featherweight, flexible thin-film photovoltaic (PV) solutions, announced today that it has secured an equity-based financing facility in an aggregate principal amount of up to $50 million from two institutional investors. Bryan Garnier & Co acted as sole placement agent and financial advisor to the Company.

On December 19, 2022, the Company entered into a securities purchase contract (the “Purchase Contract”) with the investors, pursuant to which the Company issued $12,500,000 in convertible advance notes (the “registered advance notes”), in a registered direct offering, for an aggregate purchase price of $11,250,000 in cash, net of an original issuance discount of $1,250,000, and an additional $2,500,000 convertible advance notes (the “private placement advance notes”), in a concurrent private placement transaction, for an aggregate purchase price of $2,250,000 in cash, net of an original issuance discount of $250,000, as well as warrants to purchase up to 2,513,405 shares of common stock. The convertible advance notes issued under the facility will bear interest at a rate of 4.5% per annum, which is payable, at the option of ASTI subject to certain conditions, in kind or in cash, and are convertible, at the option of the investors from time to time, into shares of ASTI’s common stock, in the amounts and on the terms in the convertible advance notes, or repayable in cash at maturity 18 months after issuance. Under the Purchase Contract, beginning 210 days after the entry into the Purchase Contract and subject to the satisfaction of certain other terms and conditions, the Company may offer and sell to one of the investors additional convertible advance notes, not to exceed $1,000,000 (or, with the consent of the investor, $2,000,000) in aggregate principal amount in any 30-day period, in subsequent registered direct offerings at a purchase price equal to 90% of the principal amounts of the notes, for up to a maximum aggregate principal amount of $35,000,000 of additional convertible advance notes during the term of the Purchase Contract. The Purchase Contract contains certain affirmative and negative covenants and events of default.

The Company intends to use the net proceeds of the financing to pay fees and expenses related to the financing and for working capital and other general corporate purposes, which may include, among other things, financing its continued growth, strategic investments in potential partners, capital expenditures and to satisfy other working capital requirements.

“We’re delighted to have secured this capital commitment, particularly in today’s economic climate” said Jeffrey Max, ASTI’s President and CEO. “Ascent is the leading flexible thin-film solar player in the US; we are seeing a resurgence of innovative OEM demand for thin-film solar solutions, as well as support by government and ESG-conscious investors alike – it’s a very exciting time to be in the renewable energy space. We believe Ascent’s decades of innovation and manufacturing experience give us a huge advantage”.

“This capital comes at a terrific time, as we are seeking to expand R&D and production to serve an ever-broader base of industries and use-cases in addition to funding our working capital needs” Max continued. “With a strong new leadership team in place, when strategic growth or investment opportunities arise, we believe ASTI will be ready to move”.

The registered advance note and the underlying shares of common stock were offered by ASTI pursuant to a shelf registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2022, amended on November 3, 2022, and declared effective by the SEC on November 7, 2022, and the base prospectus contained therein. The offering was made only by means of a prospectus supplement that forms a part of the registration statement.

Copies of the final prospectus supplement and accompanying base prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting Bryan Garnier Securities LLC at 750 Lexington Avenue, 16th Floor, New York, NY 10022, USA, +1 212-337-7000 and dzack@bryangarnier.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ascent Solar Technologies, Inc.

Backed by 40 years of R&D, 15 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in environments where mass, performance, reliability and resilience matter. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial/commercial construction as well as an extensive range of consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s research and development center and 5-MW nameplate production facility are located in Thornton, Colorado. To learn more, visit https://www.ascentsolar.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” including statements about the financing transaction, our business strategy and the potential uses of the proceeds from the transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company’s filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

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Media Contacts: IR@ascentsolar.com & jason@shermancm.com